Exhibit 99.1
Porch Group Announces Agreement to Acquire Allied Trust
Transaction expected to expand Porch Group’s Insurance Services business into Louisiana and add approximately $200 million in Reciprocal Written Premium and $25 million of Adjusted EBITDA (Excluding Reciprocal) in the first full year following closing
SEATTLE, October 13, 2026 (BUSINESS WIRE) – Porch Group, Inc. (“Porch Group”, “Porch” or the “Company”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today announced that Porch Insurance Reciprocal Exchange (the “Reciprocal”) and Porch Group have entered into a definitive agreement to acquire Allied Trust’s insurance carrier and managing general agency, respectively. Allied Trust is a regional insurance carrier operating in Louisiana, Texas, South Carolina and North Carolina. Louisiana represented almost half of Allied Trust’s 2025 premiums and would be a new state for the Reciprocal.
The acquisition is expected to add approximately $200 million of Reciprocal Written Premium (“RWP”)i and approximately $25 million of Adjusted EBITDA (Excluding Reciprocal) to Porch. These expected contributions reflect the first full year following closing and planned portfolio optimization. The transaction is also expected to add meaningful scale, more than a decade of claims data, and opportunities to apply Porch’s proprietary property data to improve pricing, underwriting and risk selection over time.
Following closing, Allied Trust is expected to operate under the same structure as Porch Group’s existing insurance business. The Reciprocal will own the insurance carrier, collect premiums and pay claims, commissions, reinsurance costs and fees to Porch Group for operating services. Porch Group expects to earn high-margin commissions and fees based primarily on premium and policy volume, resulting in the continuation of its predictable earnings profile.
“Allied Trust is a strong strategic fit for Porch and the Reciprocal, and we are excited about the opportunity to add a high-quality insurance business,” said Matt Ehrlichman, Chief Executive Officer of Porch Group. “This transaction is expected to expand the insurance products we manage, add a meaningful presence in Louisiana, and bring a strong team, a healthy company, and over a decade of claims data that we believe can become even more valuable when combined with Porch’s proprietary data and insurance operating capabilities.”
Ehrlichman continued, “Porch already has a strong organic growth profile, which Allied Trust adds to in the years ahead. Assuming a January 1, 2027 close, the acquisition positions us to achieve 2027 results of more than $900 million of Reciprocal Written Premium, more than 360 thousand Reciprocal Policies Writtenii and more than $180 million of Adjusted EBITDA (Excluding Reciprocal).iii We expect to provide formal 2027 guidance in the first quarter of 2027 following regulatory approval and closing. In the meantime, we expect to begin integration planning and identify opportunities to accelerate distribution for Allied Trust and other potential synergies following closing.”

Transaction Details
Under the terms of the agreements, the Reciprocal will acquire Allied Trust’s insurance carrier for an initial base price of $55 million in cash, subject to adjustments for the carrier’s statutory surplus and indebtedness at closing, plus $50 million of deferred consideration payable over the 12 months following closing, which the Reciprocal may elect to pay in cash or the largely non-admitted PRCH shares it holds. The transaction is expected to be approximately statutory surplus neutral for the Reciprocal. Separately, Porch Group will acquire Allied Trust’s managing general agency and captive reinsurance entity for an aggregate base purchase price of $95 million, consisting of $75 million in cash and an expected $20 million in PRCH shares. Based on Allied Trust’s expected Adjusted EBITDA (Excluding Reciprocal) contribution during the first full year following closing, the transaction represents an acquisition multiple of less than four times for Porch Group.

The transaction is subject to regulatory approvals and customary closing conditions and is expected to close in the first quarter of 2027.

Separately, Porch Group expects to file for an at-the-market equity offering program (the “ATM Program”) that would provide the Reciprocal or Porch Group with the ability to sell PRCH shares from time to time. For the Reciprocal, the ATM Program would provide flexibility to sell portions of its existing PRCH holdings over a long period of time in order to add additional growth capital to statutory surplus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that are not historical facts are forward-looking statements, including statements that use words such as “believe,” “estimate,” “expect,” “plan,” “anticipate,” “intend,” “target,” “will,” “may,” or similar expressions.
Forward-looking statements in this release include, without limitation, statements regarding: the proposed acquisitions by the Reciprocal and Porch Group of Allied Trust’s insurance carrier,

managing general agency, and captive reinsurance entities (collectively, the “Transaction”), including the expected timing of closing, the receipt of regulatory approvals, and the satisfaction of other closing conditions; the expected purchase price, purchase price adjustments, deferred consideration, and form of consideration, including the expected issuance of PRCH shares; the expected contribution of the Transaction to Reciprocal Written Premium and Adjusted EBITDA (Excluding Reciprocal), the expected acquisition multiple, and the expected statutory surplus impact on the Reciprocal; planned portfolio optimization; the expected operating structure, commissions, fees, and earnings profile following closing; the expected benefits of the Transaction, including scale, the value of Allied Trust’s claims data, improvements to pricing, underwriting, and risk selection, accelerated distribution, and other potential synergies; integration planning; management’s 2027 targets for Reciprocal Written Premium, Reciprocal Policies Written, and Adjusted EBITDA (Excluding Reciprocal), including the assumption of a January 1, 2027 closing, and the timing of formal 2027 guidance; and the expected filing, timing, and use of the ATM Program, including any sales of PRCH shares by the Reciprocal and the impact of such sales on the Reciprocal’s statutory surplus.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•the risk that the proposed Transaction may not be completed on the anticipated terms or timeline, or at all, including due to failure to obtain required approvals from the Texas Department of Insurance, or the imposition of conditions on those approvals;
•the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction purchase agreement;
•the effect of the announcement or pendency of the Transaction on relationships with policyholders, producers, reinsurers, regulators and employees, and on our operating results;
•Transaction-related costs, including costs of integration;
•adjustments to the purchase price, including based on the acquired insurer’s statutory surplus at closing;
•our ability to integrate the acquired businesses and realize the anticipated benefits of the Transaction;
•the incidence, frequency, and severity of hurricanes, severe convective storms, wildfires, and other catastrophes;
•the structure, availability, cost, and performance of the reinsurance programs of the Reciprocal, Homeowners of America, and the acquired insurance carrier, and their ability to maintain financial stability ratings and a healthy surplus;

•economic conditions, especially those affecting the housing, insurance, and financial markets, and our ability to access capital and timely repay our outstanding indebtedness; and
•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2025 and in our subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as those discussed elsewhere in this release, all of which are available on the SEC’s website at www.sec.gov.

We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This release includes projected Adjusted EBITDA (Excluding Reciprocal), a non-GAAP financial measure.
Adjusted EBITDA (Excluding Reciprocal) is defined and calculated consistently with the Company’s most recent periodic reports and earnings materials. The Company is not providing a reconciliation of projected Adjusted EBITDA (Excluding Reciprocal) to the most directly comparable GAAP measure because certain information necessary to calculate the comparable GAAP measure is unavailable or dependent on the timing of future events outside the Company’s control, and a reconciliation therefore cannot be provided without unreasonable effort.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.

You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expenses are included or excluded in determining these non-GAAP financial measures.

Investor Relations Contact
IR@porch.com

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i Reciprocal Written Premium (“RWP”) is a key performance indicator defined as the total premium written by the Reciprocal for the face value of one year’s premium, gross of cancellations, plus surplus contributions and policy fees, and before deductions for reinsurance. RWP should not be used as a substitute for revenue. See Porch Group’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent reports filed with the Securities and Exchange Commission for additional information regarding RWP.
ii Reciprocal Policies Written is a key performance indicator defined as the number of new and renewal insurance policies written by the Reciprocal. See Porch Group’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent reports filed with the Securities and Exchange Commission for additional information regarding Reciprocal Policies Written.
iii These combined company figures reflect management’s internal estimates and targets and do not constitute pro forma financial information. Actual results will depend on the timing of the closing, the success of integration efforts, and other factors described under ‘Forward-Looking Statements’.